UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 21, 2004
Date of Report (Date of earliest event reported)

LIBERTY STAR GOLD CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-50071	27-0019071
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

2766 N. Country Club Rd., Tucson, Arizona	85716
(Address of principal executive offices)	(Zip Code)

520-721-1375
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS

Liberty Star Gold Corp. (the “Company”), (symbol: LBTS.OB) is pleased to announce continuing significant smooth progress at the Big Chunk Project properties. The properties border the massive Northern Dynasty Pebble Project (TSX.V: NDM; OTCBB: NDMLF) in Southwestern Alaska.

Geologic, geostructural, space imagery, and detailed aeromagnetic studies reported in the companies news release of July 26 has resulted in the identification of 21 anomalies representing potential mineral centers. Over the summer field season approximately 9,303 samples have been collected and analysed by accredited analytical labs for 42 elements.

The Zonge Engineering geophysical crew with equipment for Induced Polarization (IP) electrical surveys (as were used at Pebble) arrived in Liberty Star’s Camp in Iliamna on August 15 and worked through September 15 without a break. The IP surveying method maps disseminated sulphide mineralization, which occurs with ore metal bodies like the adjoining Pebble.

A significant IP anomaly has been defined in the northern portion of the Big Chunk properties. The formal name of White Sox has been given to this target.

White Sox lies about nine miles northwest of the Pebble Deposit within the Big Chunk Caldera boundaries. It is generally north to north-northwest trending at approximate right angles to the trend of the caldera margin in this area and is about one mile wide, three miles long and open to the north, south and east. It is easily large enough to contain a Pebble size mineral zone. The White Sox IP target is interpreted to represent disseminated sulphides adjacent to a strong magnetic high anomaly believed to be a mineral-associated porphyry intrusive. This is the same geophysical environment as the Pebble. Careful ground follow up by Phil St George has revealed fragments of altered copper bearing rocks in soil. This area had previously shown up as a geochemical anomaly and the IP was centered on that anomaly. Further geophysical lines will be added in coming months to determine the full extents of the White Sox target.

Eleven potential drill sites have been located on White Sox. Initial core hole testing of the White Sox target this year will be done with approximately 2,000 feet drilled. The Company is preparing for immediate drilling. Additional drilling will take place in the coming season

Interpretative work on the massive geotechnical database collected in the first 10 months of 2004 will continue throughout the winter months in preparation for an aggressive summer field season in 2005.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description

99.1	Press release dated October 21, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR GOLD CORP.

Date: November 3, 2004
	By:	/s/ Gary Musil

GARY MUSIL
Secretary, Director